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                                                                EXHIBIT 99(d)(4)


                 THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER
       AMONG COMPUWARE CORPORATION, CV ACQUISITION, INC. AND VIASOFT, INC.

         THIS THIRD AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of November 5, 1999, among Compuware Corporation, a Michigan corporation ("Compuware"), CV Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Compuware ("Merger Sub"), and Viasoft, Inc., a Delaware corporation ("Viasoft").

                                    RECITALS

         A. The parties hereto entered into an Agreement and Plan of Merger, dated as of July 14, 1999, which was amended by a First Amendment of Agreement and Plan of Merger dated as of August 18, 1999, and a Second Amendment of Agreement and Plan of Merger dated as of October 29, 1999 (such agreement, as amended, the "Agreement").

         B. The parties desire to amend the Agreement in accordance with, and only to the extent expressly set forth in, the terms and conditions set forth herein.

         C. All capitalized terms used herein which are defined in the Agreement shall have the same meanings herein as set forth in the Agreement.

         Therefore, the parties agree as follows:

         1. Notwithstanding any terms in the Agreement to the contrary, including Section 1.1, the Expiration Date of the Offer is hereby extended to 11:59 p.m., New York City time, on November 29, 1999. Any further extension of the Expiration Date of the Offer shall only occur upon mutual written agreement of the parties.

         2. The Agreement, as amended hereby, shall remain in full force and effect.




                      [Signatures appear on the next page.]


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         IN WITNESS WHEREOF, Compuware, Merger Sub and Viasoft have caused this
Third Amendment to Agreement and Plan of Merger to be signed by the respective officers hereunto duly authorized all as of the date first written above.

                                 COMPUWARE CORPORATION


                                 By: /s/ THOMAS COSTELLO, JR.
                                     ---------------------------------------
                                     Name:    Thomas Costello, Jr.
                                     Title:   Vice President, Secretary and
                                                 General Counsel


                                 CV ACQUISITION, INC.


                                 By: /s/ THOMAS COSTELLO, JR.
                                     ---------------------------------------
                                     Name:    Thomas Costello, Jr.
                                     Title:   Vice President, Secretary and
                                                 Treasurer


                                 VIASOFT, INC.


                                 By: /s/ STEVEN D. WHITEMAN
                                     ---------------------------------------
                                     Name:  Steven D. Whiteman
                                     Title: Chairman and Chief Executive Officer